Filed Pursuant to Rule 433

Registration No. 333-180289

June 17, 2013

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Contingent Income Barrier Notes

Linked to the S&P 500® Index

}	Contingent Income Barrier Notes Linked to the S&P 500® Index

}	Quarterly contingent coupon payments at a rate of 2.005% (up to 8.02% per annum) payable if the closing price of the reference asset on the applicable coupon determination date is greater than 75% of the initial price

}	Maturity of fifteen years

}	Full exposure to declines in the reference asset if the return is less than -50%

}	Repayment of principal at maturity if the return of the reference asset is not below -50%

}	All payments on the notes are subject to the credit risk of HSBC USA Inc.

The Contingent Income Barrier Notes (each a “note” and collectively the “notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the notes. HSBC Securities (USA) Inc. will purchase the notes from us for distribution to other registered broker-dealers or will offer the notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

The Estimated Initial Value of the notes on the Pricing Date is expected to be between $920 and $950 per note, which will be less than the price to public. The market value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-5 and “Risk Factors” beginning on page FWP-8 of this document for further information.

Investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per note	$1,000
Total

1 HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 3.25% per $1,000 Principal Amount of Notes in connection with the distribution of the notes to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

The notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Contingent Income Barrier Notes

Linked to the S&P 500® Index

Indicative Terms*

Principal Amount	$1,000 per note
Reference Asset	The S&P 500® Index (“SPX”) (Ticker: SPX)
Contingent Coupon Rate	2.005% per quarter (up to 8.02% per annum)
Contingent Coupon

If the Official Closing Level of the Reference Asset is greater than the Coupon Trigger on any Coupon Determination Date: we will pay you the Contingent Coupon.

If the Official Closing Level of the Reference Asset is equal to or less than the Coupon Trigger on any Coupon Determination Date: the Contingent Coupon applicable to such Coupon Determination Date will not be payable and we will not make any payment to you on the relevant Coupon Payment Date.

Coupon Trigger	75% of the Initial Level.
Barrier Level	-50%
Payment at Maturity per note

If the Reference Return is less than zero but greater than or equal to the Barrier Level:

$1,000 (zero return).

If the Reference Return is less than the Barrier Level:

$1,000 + ($1,000 × Reference Return).

If the Reference Return is less than the Barrier Level, you will lose a significant portion, and could lose all, of your Principal Amount.

Reference Return	Final Level – Initial Level Initial Level
Initial Level	See page FWP-4
Final Level	See page FWP-4
Pricing Date	June 17, 2013
Trade Date	June 17, 2013
Original Issue Date	June 20, 2013
Final Valuation Date†	June 15, 2028
Maturity Date†	June 20, 2028
CUSIP/ISIN	40432XGY1/US40432XGY13

* As more fully described on page FWP-4.

†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying Equity Index Underlying Supplement.

The Notes

These Contingent Income Barrier Notes may be suitable for investors who believe that the Reference Asset will not depreciate significantly over the term of the notes. So long as the Official Closing Level on each Coupon Determination Date is greater than the Coupon Trigger, you will receive the quarterly Contingent Coupon on the applicable Coupon Payment Date.

If the Reference Return is greater than or equal to the Barrier Level, you will receive your principal amount. If the Reference Asset declines by more than 50%, we will pay you less than the Principal Amount, if anything, resulting in a loss of principal that is proportionate to the negative Reference Return.

The offering period for the notes is through June 17, 2013

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Information about the Reference Asset

S&P 500® Index

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of June 12, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary and Consumer Staples.

The graph above illustrates the daily five year performance of the Reference Asset through June 12, 2013. The closing levels in the graph above were obtained from the Bloomberg Professional® service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “The S&P 500® Index” on page FWP-12 and in the accompanying Equity Index Underlying Supplement. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc. Contingent Income Barrier Notes Linked to the S&P 500® Index

This free writing prospectus relates to a single offering of Contingent Income Barrier Notes. The notes will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo guaranteed interest payments, and all dividend payments, during the term of the notes and, if the Reference Return is less than -50%, lose up to 100% of your principal. In addition, the payment at maturity will not exceed the sum of the Principal Amount and the final coupon payment, if payable.

This free writing prospectus relates to an offering of notes linked to the performance of the S&P 500® Index (the “Reference Asset”). The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per note
Reference Asset:	The S&P 500® Index (Ticker: SPX)
Trade Date:	June 17, 2013
Pricing Date:	June 17, 2013
Original Issue Date:	June 20, 2013
Final Valuation Date:	June 15, 2028, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be June 20, 2028. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Contingent Coupon Rate:	2.005% per quarter (up to 8.02% per annum)
Contingent Coupon:

If the Official Closing Level of the Reference Asset is greater than the Coupon Trigger on any Coupon Determination Date, you will receive the Contingent Coupon of $20.05 per $1,000 in Principal Amount on the applicable Coupon Payment Date.

If the Official Closing Level of the Reference Asset is equal to or less than the Coupon Trigger on any Coupon Determination Date, the Contingent Coupon applicable to such Coupon Determination Date will not be payable and we will not make any payment to you on the relevant Coupon Payment Date.

Coupon Trigger:	75% of the Initial Level
Coupon Payment Dates:	The 20th calendar day of each March, June, September, and December, starting on September 20, 2013 and ending on the Maturity Date. Coupon Payment Dates are subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Coupon Determination Dates:	The third business day before the applicable Coupon Payment Date. Coupon Determination Dates are subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Payment at Maturity:	On the Maturity Date, for each note, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return is greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. If the Reference Return is less than the Barrier Level, you will lose a significant portion, and could lose all, of your investment.

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Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Barrier Level:	-50%
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SPX <INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Form of Notes:	Book-Entry
Listing:	The notes will not be listed on any U.S. securities exchange or quotation system.
CUSIP/ISIN:	40432XGY1/US40432XGY13
Estimated Initial Value:

The Estimated Initial Value of the notes will be less than the price you pay to purchase the notes. The

Estimated Initial Value is determined by reference to our or our affiliates’ internal pricing models and reflects the implied borrowing rate we pay to issue market-linked securities, which is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities, and the value of the embedded derivatives in the notes. The Estimated Initial Value will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates.

The Trade Date, the Pricing Date, the Coupon Determination Dates, the Coupon Payment Dates, and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the notes.

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GENERAL

This free writing prospectus relates to an offering of notes linked to the Reference Asset. The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part. Although the offering of notes relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012, and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is equal to or less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. You should be aware that if the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Contingent Coupon

We will pay a quarterly Contingent Coupon payment on a Coupon Payment Date if the Official Closing Price of the Reference Asset on the applicable Coupon Determination Date is equal to or greater than the Coupon Trigger. Otherwise, no coupon will be paid on such Coupon Payment Date. For information regarding the record dates applicable to the Coupons paid on the notes, please see the section entitled “Recipients of Interest Payments” on page S-11 in the accompanying prospectus supplement. The Contingent Coupon Rate is 8.02% per annum (if payable, $20.05 per $1,000 of Principal Amount paid quarterly on the applicable Coupon Payment Date).

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Payment When Offices or Settlement Systems Are Closed

If any payment is due on the notes on a day that would otherwise be a “business day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next business day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the notes.

Reference Sponsor

S&P Dow Jones Indices LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

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INVESTOR SUITABILITY

The notes may be suitable for you if:	The notes may not be suitable for you if:

}     You seek a contingent quarterly Coupon, based on the performance of the Reference Asset, that will be equal to the Contingent Coupon Rate if the Official Closing Level of the Reference Asset is greater than the Coupon Barrier on the applicable Coupon Determination Date.

}     You do not seek an investment that provides an opportunity to participate in the appreciation of the Reference Asset.

}     You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -50%.

}     You are willing to accept the risk and return profile of the notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}     You are willing to forgo guaranteed interest payments on the notes, and dividends or other distributions paid to holders of the stocks comprising the Reference Asset.

}     You do not seek an investment for which there is an active secondary market.

}     You are willing to hold the notes to maturity.

}     You are comfortable with the creditworthiness of HSBC, as Issuer of the notes.

}     You believe the Reference Return will be negative or that the Contingent Coupon will not provide you with your desired return.

}     You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -50%.

}     You seek an investment that provides an opportunity to participate in the appreciation of the Reference Asset.

}     You seek an investment that provides full return of principal.

}     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}     You prefer to receive guaranteed periodic interest payments on the notes, or the dividends or other distributions paid on the stocks comprising the Reference Asset.

}     You seek an investment for which there will be an active secondary market.

}     You are unable or unwilling to hold the notes to maturity.

}     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— General risks related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the notes may result in a loss.

You will be fully exposed to the decline in the Final Level from the Initial Level if the Reference Return is beyond the Barrier Level of -50%. Accordingly, if the Reference Return is less than -50%, your Payment at Maturity will be significantly less than the Principal Amount of your notes. You may lose up to 100% of your investment at maturity if the Reference Return is negative and less than the Barrier Level.

You may not receive any Contingent Coupons.

We will not necessarily make periodic coupon payments on the notes. If the Official Closing Price of the Reference Asset on a Coupon Determination Date is less than the Coupon Trigger, we will not pay you the Contingent Coupon applicable to such Coupon Determination Date. If the Official Closing Price of the Reference Asset is less than the Coupon Trigger on each of the Coupon Determination Dates, we will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your notes. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your notes.

Your return on the notes is limited to the principal amount plus the Contingent Coupons, if any, regardless of any appreciation in the value of the Reference Asset.

For each $1,000 principal amount note, you will receive $1,000 at maturity plus the Contingent Coupon if the Final Level is equal to or greater than the Barrier Level (and Coupon Trigger), regardless of any appreciation in the value of the Reference Asset, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the Reference Asset during the term of the notes.

The amount payable on the notes is not linked to the level of the Reference Asset at any time other than the Coupon Determination Dates and the Final Valuation Date.

The payments on the notes will be based on the Official Closing Level of the Reference Asset on the Coupon Determination Dates, including the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Reference Asset is greater than the Coupon Trigger during the term of the notes other than on a Coupon Determination Date but then drops on a Coupon Determination Date to a level that is equal to or less than the Coupon Trigger, no Contingent Coupon will be payable on the applicable Coupon Payment Date. Further, Even if the level of the Reference Asset is greater than the Barrier Level during the term of the notes other than on the Final Valuation Date but then drops on the Final Valuation Date to a level that is less than the Barrier Level, the Payment at Maturity will be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Reference Asset prior to such decrease. Although the actual level of the Reference Asset on the Maturity Date or at other times during the term of the notes may be higher than the Final Level, the Payment at Maturity will be based solely on the Official Closing Level of the Reference Asset on the Final Valuation Date.

Credit risk of HSBC USA Inc.

The notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes.

Changes that affect the Reference Asset will affect the market value of the notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the notes.

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The notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the notes.

The Estimated Initial Value of the notes, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the notes in the secondary market, if any.

The Estimated Initial Value of the notes will be calculated by us on the Pricing Date. We will determine the Estimated Initial Value by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value will reflect the implied borrowing rate we use to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the notes. As a result of the difference between our implied borrowing rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the notes may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time.

The price of your notes in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the notes, the costs associated with hedging our obligations under the notes, the underwriting discount and the costs associated with issuing the notes (such as costs associated with creating and documenting the notes). If you were to sell your notes in the secondary market, if any, the price you would receive for your notes may be less than the price you paid for them. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to maturity could result in a loss to you.

If we were to repurchase your notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the notes.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately one year after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The notes lack liquidity.

The notes will not be listed on any notes exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in the notes, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not expected to be the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your notes. The payments on the notes may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The following examples indicate how the Contingent Coupon and Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the notes. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Note” as used below is the number, expressed as a percentage, that results from comparing the Final Settlement Value per $1,000 Principal Amount of notes to $1,000. The potential returns described here assume that your notes are held to maturity. You should consider carefully whether the notes are suitable to your investment goals. The following examples assume the following:

} Principal Amount:	$1,000

} Hypothetical Initial Level:	1,500.00

} Contingent Coupon Rate:	8.02% per annum (2.005% for each quarter in which it is payable). If the Official Closing Level of the Reference Asset on every Coupon Determination Date is greater than the Coupon Trigger, the Contingent Coupon paid over the term of the notes would total $1,203 per $1,000 Principal Amount of notes.

Example 1: The level of the Reference Asset increases from the Initial Level of 1,500.00 to a Final Level of 1,650.00.

Number of Coupon Determination Dates on which the Official Closing Level of the Reference Asset was greater than the Coupon Trigger:	30
Reference Return:	10.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is greater than the Barrier Level, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of notes. When added to the Contingent Coupon payment of $20.05 received in respect of each of the prior Coupon Determination Dates on which the Official Closing Level of the Reference Asset was greater than the Coupon Trigger, we will have paid you a total of $1,601.50 per note for a 60.15% total return on the notes.

Example 2: The level of the Reference Asset decreases from the Initial Level of 1,500.00 to a Final Level of 1,350.00.

Number of Coupon Determination Dates on which the Official Closing Level of the Reference Asset was greater than the Coupon Trigger:	20
Reference Return:	-10.00%
Final Settlement Value:	$1,000.00

Although the Final Level is less than the Initial Level, because the Reference Return is greater than the Barrier Level, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of notes. When added to the Contingent Coupon payment of $20.05 received in respect of each of the prior Coupon Determination Dates on which the Official Closing Level of the Reference Asset was greater than the Coupon Trigger, we will have paid you a total of $1,401.00 per note for a 40.10% total return on the notes.

FWP-10

Example 3: The level of the Reference Asset decreases from the Initial Level of 1,500.00 to a Final Level of 600.00.

Number of Coupon Determination Dates on which the Official Closing Level of the Reference Asset was greater than the Coupon Trigger:	10
Reference Return:	-60.00%
Final Settlement Value:	$400.00

Because the Reference Return is less than the Barrier Level of -50%, the Final Settlement Value would be $400.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × -60.00%)

= $400.00

When added to the Contingent Coupon payment of $20.05 received in respect of each of the prior Coupon Determination Dates on which the Official Closing Level of the Reference Asset was greater than the Coupon Trigger, we will have paid you a total of $600.50 per note for a total loss on the notes of 39.95%.

Example 3 shows that you are fully exposed on a 1-to-1 basis to declines in the level of the Reference Asset if the Reference Return is beyond the Barrier Level of -50%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

FWP-11

THE S&P 500® INDEX

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of June 12, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary and Consumer Staples.

In September 2012, S&P Dow Jones Indices LLC updated its index methodology so that, subject to several exceptions, shareholdings by specified types of insiders that represent more than 5% of the outstanding shares of a security are removed from the float for purposes of calculating the SPX.

For more information about the SPX, see “The S&P 500® Index” beginning on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from June 12, 2008 through June 12, 2013. The closing level for the SPX on June 4, 2013 was 1,612.52. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date.

License Agreement

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC.“Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by HSBC. The S&P 500® Index (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by HSBC.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general market performance.  S&P Dow Jones Indices’ only relationship to HSBC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to HSBC or the notes.  S&P Dow Jones Indices has no obligation to take the needs of HSBC or the holders of the notes into consideration in determining, composing or calculating the Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.   Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by HSBC, but which may be similar to and competitive with the notes.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index.  It is possible that this trading activity will affect the value of the Index and the notes.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY HSBC, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND HSBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

FWP-12

EVENTS OF DEFAULT AND ACCELERATION

If the notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the notes, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and whether the final coupon payment is payable.  If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will also be postponed by an equal number of business days.

If the notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the notes from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers or will offer the notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the notes at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 3.25% per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See "Supplemental Plan of Distribution (Conflicts of Interest)" on page S-49 in the prospectus supplement.

FWP-13

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a Note should be treated as a contingent income-bearing pre-paid executory contract with respect to the Reference Asset. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a Note as a contingent income-bearing pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we intend to treat any gain or loss upon maturity or an earlier sale, exchange or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a Contingent Coupon) and your tax basis in the Note. Any such gain or loss will be long-term capital gain or loss if you have held the Note for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a Note generally will equal your cost of the Note. In addition, the tax treatment of the Contingent Coupons is unclear. Although the tax treatment of the Contingent Coupons is unclear, we intend to treat any Contingent Coupon, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as income-bearing pre-paid executory contracts.

In addition, if you are a non-U.S. holder (as defined in the accompanying prospectus supplement), because the tax treatment of the Contingent Coupons is unclear, we intend to withhold an amount equal to 30% of any Contingent Coupon payable to you, subject to reduction or elimination by applicable treaty, unless income from such Contingent Coupon is effectively connected with your conduct of a trade or business within the United States.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes, other characterizations and treatments are possible and the timing and character of income in respect of the notes might differ from the treatment described above. For example, the notes could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

Withholding and reporting requirements under the legislation enacted on March 18, 2010 (as discussed beginning on page S-48 of the prospectus supplement) will generally apply to payments made after December 31, 2013. However, this withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014. Additionally, withholding due to any payment being treated as a “dividend equivalent” (as discussed beginning on page S-47 of the prospectus supplement) will begin no earlier than January 1, 2014. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-14

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these notes, and these documents are not soliciting an offer to buy these notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Contingent Income Barrier Notes
linked to the
S&P 500® Index

June 17, 2013

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
The S&P 500® Index	FWP-12
Events of Default and Acceleration	FWP-13
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-13
U.S. Federal Income Tax Considerations	FWP-14

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60